Exhibit 10.2

CHANGE IN TERMS AGREEMENT

Principal $250,000.00	Loan Date 06-14-2011	Maturity 04-01-2012	Loan No. 68517	Call / Coll	Account	Officer JMW	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of the documents to any particular loan or item.

Any items above containing “***” has been omitted due to text length limitations.

Borrower:	American Power Group, Inc. 2503 East Poplar Algona, IA 50511	Lender:	Iowa State Bank Main Office 5 E. Call St. Algona IA, 50511

Principal Amount: $250,000.00	Date of Agreement: April 3, 2012

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated June 14, 2011, in the original loan amount of $250,000.00, for bridge note until capital is raised.

DESCRIPTION OF COLLATERAL. This note is secured by SEE ATTACHMENT "A" for Note 68517.

Attachment "A"

For Note #68517

SECURITY AGREEMENT(S) DATED

02-25-2011, 03-04-2010, 1-4-2010, 1-4-2010, 10-21-2009, 9-21-2009, 9-9-2009, 11-9-2010

Secured Guaranty from GreenMan Technologies, Inc. dated 11-9-2010

Assignment of Stock dated 11-9-2010 (2,000,000 shares of GMTI)

Assignment of Deposit dated 11-9-2010 ($300,000.00 C.D.)

Security Agreements(s) dated 7-27-2009, 7-24-2009

Secured Guaranty from M & R Development, Inc. dated 6-14-2011

Real Estate Mortgage dated 10-1-2010

Security Agreement dated 10-1-2010

Assignment of Stock dated 10-1-2010 (1,500,000 shares of GMTI)

Stock Transfer Agreement dated 6-14-2011 from GreenMan Technologies, Inc. Officers and Directors (500,000 shares of GMTI).

This note is considered cross-collateralized/cross-defaulted with all existing and future collateral/notes of American Power Group, Inc. and GreenMan Technologies, Inc.

American Power Group, Inc.

DESCRIPTION OF CHANGE IN TERMS. Lender hereby extends maturity date from April 1, 2012 to April 30, 2012.

All unpaid principal and accrued interest will be due on April 30, 2012.

All other terms to remain the same.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

AMERICAN POWER GROUP, INC.

By:  /s/ Lyle Jensen

        Lyle Jensen President of American Power Group, Inc.

LENDER:

IOWA STATE BANK

X /s/ Jason Wartick V.P.

Jason Wartick, Vice President